Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333- 147834) of British Telecommunications Plc of our report dated May 16, 2008 relating to the financial statements, which appears in British Telecommunications plc’s Annual Report and Form 20-F for the year ended March 31, 2008.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
London, United Kingdom
May 28, 2008